Exhibit 99.1

ASTROTECH REPORTS THIRD QUARTER OF FISCAL YEAR 2021

FINANCIAL RESULTS

Austin, Texas – May 13, 2021 – Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the third quarter of fiscal year 2021, which ended March 31, 2021.

During and subsequent to quarter end, we continued to strengthen our balance sheet for future growth by raising $50.1 million in total proceeds. As we expect to ramp up sales of our TRACER 1000™ explosives trace detector (ETD), launch the AgLAB-1000-D2™, and develop, in partnership with the Cleveland Clinic Foundation (Cleveland Clinic), the BreathTest-1000™, the financings will provide capital for continued operating expenses, working capital, and capital expenditures. In addition, the capital raises have given us flexibility to think more strategically about how to grow most efficiently, whether it be through strategic partnerships, mergers, or acquisitions.

“We believe that we are now sufficiently capitalized to pursue our current business plan,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “With the resources to scale quickly and meet significant potential demand as we commercialize our products, we believe we are well positioned to explore opportunities for growth that were not available to us prior to raising this additional capital.”

In March, Astrotech announced an agreement between its Astrotech Technologies, Inc. subsidiary and Sanmina Corporation to manufacture its mass spectrometry products. As part of the relationship, Sanmina will manufacture 1st Detect’s TRACER 1000. They have also agreed to manufacture AgLAB’s AgLAB-1000 and BreathTech’s BreathTest-1000 once those products are officially released. We anticipate that the relationship will allow us to scale manufacturing quickly with an asset-light operation while also offering us the opportunity to reduce our real estate footprint and related overhead costs of our manufacturing facility in Houston. We are currently consolidating all operations into a new, small research and development facility in Austin.

In April, we also announced that our BreathTech subsidiary signed an Investigator-Initiated Study Agreement with Cleveland Clinic. Under this agreement, BreathTech’s BreathTest-1000™ will be used to compare exhaled breath from individuals who have tested positive on a COVID-19 polymerase chain reaction (PCR) test against subjects who have had a negative COVID-19 PCR test. The goal of the pilot study will be to analyze different VOCs from the breath to evaluate the correlation with different disease states.

“We are excited to have engaged in partnerships with two leaders in their respective industries. Sanmina, as a Fortune 500 company, has demonstrated the ability to help companies scale manufacturing, reduce cost, and optimize their supply chain, giving us comfort that they will be able to keep pace with our planned and potential growth while helping us expand our profitability. With Sanmina’s level of sophistication and technical expertise, we believe that they are a great fit for Astrotech,” continued Mr. Pickens. “We are also thrilled to kick-off the study with Cleveland Clinic, one of world’s leading hospitals and one of the most experienced breath analysis institutions in the world. Due to the numerous mutations of the COVID-19 virus, we are hopeful that the BreathTest-1000 will prove to be useful as a screening tool for COVID-19 in hospitals, nursing homes, the workplace, schools, airports, sporting and performing arts events, conferences, commercial venues, and other large gatherings,” concluded Mr. Pickens.

Third Quarter Fiscal Year 2021 Financial Highlights

We continued efforts to add financial flexibility, optimize our resources, and position Astrotech for success as our products mature.

•

Since the beginning of our third fiscal quarter, we raised $50.1 million in gross proceeds through a registered direct offering, an underwritten, firm-commitment public offering, and an at-the-market (“ATM”) offering through H.C. Wainwright.

•	Year to date through March 31, 2021, our operating expenses, excluding certain one-time items, decreased 22.3%, compared to the same period last year.
•	Anticipated monthly cash outlay, excluding working capital, is approximately $500 thousand.

About Astrotech

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market.  AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas.  For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, the AgLAB-1000 and BreathTest-1000.  Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful.  In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from its recent financings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including our annual report on Form 10-K.  Any forward-looking statements in this document should be evaluated in light of these important risk factors.  In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date.  The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenue	$54	$118	$324	$324
Cost of revenue	46	111	287	307
Gross profit	8	7	37	17
Operating expenses:
Selling, general and administrative	1,679	1,193	3,408	3,505
Research and development	669	814	2,036	2,608
Disposal of corporate lease	—	—	544	—
Total operating expenses	2,348	2,007	5,988	6,113
Loss from operations	(2,340)	(2,000)	(5,951)	(6,096)
Interest and other expense, net	(63)	(68)	(185)	(123)
Loss from operations before income taxes	(2,403)	(2,068)	(6,136)	(6,219)
Income tax provision	—	—	—	—
Net loss	$(2,403)	$(2,068)	$(6,136)	$(6,219)
Weighted average common shares outstanding:
Basic and diluted	18,171	6,107	14,649	5,934
Basic and diluted net loss per common share:
Net loss	$(0.13)	$(0.34)	$(0.42)	$(1.05)

ASTROTECH CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2021	June 30, 2020
Assets
Current assets
Cash and cash equivalents	$31,474	$3,349
Restricted cash	542	—
Accounts receivable	112	101
Inventory:
Raw materials	847	416
Work-in-process	100	38
Finished goods	201	222
Income tax receivable	—	429
Prepaid expenses and other current assets	396	117
Total current assets	33,672	4,672
Property and equipment, net	82	99
Assets held for disposal	—	237
Operating leases, right-of-use assets, net	26	851
Other assets	—	71
Total assets	$33,780	$5,930
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	370	239
Payroll related accruals	1,179	433
Accrued expenses and other liabilities	787	627
Income tax payable	2	2
Term note payable - related party	2,500	2,500
Term note payable	512	210
Lease liabilities	32	339
Total current liabilities	5,382	4,350
Term note payable, net of current portion	30	332
Lease liabilities, net of current portion	40	623
Total liabilities	5,452	5,305
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at March 31, 2021 and June 30, 2020	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 25,013,254 and 8,250,286 shares issued at March 31, 2021 and June 30, 2020, respectively; 24,613,338 and 7,850,362 shares outstanding at March 31, 2021 and June 30, 2020, respectively	190,616	190,599
Treasury stock, 399,916 shares at cost at March 31, 2021 and June 30, 2020	(4,129)	(4,129)
Additional paid-in capital	47,756	13,934
Accumulated deficit	(205,915)	(199,779)
Total stockholders’ equity	28,328	625
Total liabilities and stockholders’ equity	$33,780	$5,930